PURCHASE AND SALE AGREEMENT

     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is made and entered into as of this 15th day of September, 2000 by and between Ebiz Enterprises, Inc., a Nevada corporation ("Ebiz"), and Caldera Systems, Inc., a Delaware corporation ("Caldera Systems").

     WHEREAS, Caldera Systems has developed a marketing and distribution concept called Electronic Linux Marketplace ("ELM"); and

     WHEREAS, Ebiz desires to acquire all of Caldera Systems' right, title and interest in and to all of the intellectual property and assets comprising Caldera Systems' ELM (the "ELM Assets") as such assets are more particularly described on Exhibit A, attached hereto and made a part hereof; and

     WHEREAS, Caldera Systems is willing to sell to Ebiz the ELM Assets on the terms and conditions set forth in this Agreement; and

     WHEREAS, Caldera Systems desires to invest in Ebiz on the condition that the proceeds of its investment be used solely for development of a viable ELM Business (as defined below) in Ebiz and Caldera Systems is willing to assist Ebiz in hiring certain employees of Caldera Systems to assist Ebiz in developing and operating the ELM Business; and

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

SECTION 1. PURCHASE AND SALE OF ELM ASSETS AND EBIZ SHARES.

1.1  PURCHASE OF ELM ASSETS.

     Ebiz hereby agrees to purchase from Caldera Systems and Caldera Systems agrees to sell to Ebiz all of the ELM Assets described on Exhibit A, on and subject to the following terms and conditions:

     (a) The purchase price for the ELM Assets shall be the combined total of the following consideration determined and paid in the following manner:

         (i) Upon the execution of this Agreement, Ebiz shall deliver to Caldera Systems 1,000,000 shares of Ebiz's common stock.

         (ii) Not later than January 15, 2002, Ebiz shall prepare and deliver to Caldera Systems a written statement (the "Sales Report") setting forth the total gross revenue received from Ebiz's ELM operations described on Exhibit B attached hereto and made a part hereof (the "ELM Operations") during the twelve-month period commencing on December 15, 2000, and continuing for the twelve month period thereafter ending December 15, 2001 (the "Earn Out Period"). Such gross revenues from Ebiz's ELM Operations shall be calculated in accordance with United States generally accepted accounting principles ("GAAP") and shall take into account all revenues from the ELM Operations. Upon receipt of the Sales

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               Report, Caldera Systems shall have 30 days in which to review the
               Sales Report and during such period of time, Ebiz shall provide Caldera Systems access to such books, records and employees as Caldera Systems shall reasonably request in connection with such review. Caldera Systems may object to the Sales Report by sending a written notice, explaining in reasonable detail the reasons for the objection to Ebiz within 10 days following the 30 day review period. Ebiz and Caldera Systems shall endeavor, in good faith, to resolve any such objections and reach agreement on the Sales Report. If Ebiz and Caldera Systems cannot agree on the Sales
               Report, each of Ebiz and Caldera Systems shall select an independent, certified public accounting firm to review the disputed amounts on the Sales Report in accordance with the provisions  of  this  Agreement.  If the  determination  of  such accounting  firms  are less than 10%  apart in  amount,  then the correct amount shall be deemed to be the average of such determination. If such determinations are more than 10% apart in
               value,   then  such  accounting   firms  shall  select  a  third,
               independent, certified public accounting firm and the correct revenue shall be deemed to be the average of the determination of the third accounting firm and the next closest determination. The determinations made by such accounting firms shall be final and binding on all parties, absent manifest error. Ebiz and Caldera Systems shall each bear one-half of the fees and expenses of all accountants selected under this Section 1.1 to review the disputed amounts. If Ebiz does not receive a written objection to the Sales Report from Caldera Systems within 10 days following the 30 day review period, the Sales Report shall be deemed accepted by Caldera Systems.

               Upon determination of the gross revenues received by Ebiz which are attributable to its ELM Business, such amount shall be multiplied by 5 and $1,380,000 shall be subtracted from the resulting amount and the result, which shall not be less than zero, shall be deemed to be the base amount (the "Base Amount"). If the result of the foregoing would be less than zero, then the Base Amount shall be deemed to be zero.

         (iii) As additional consideration for the ELM Assets, Ebiz agrees to deliver additional shares of Ebiz's common stock in the amount specified in subsection (A) or subsection (B) below, as applicable:

               (A) If Ebiz's shares are not traded or quoted on any national securities exchange, or quoted on NASDAQ's National Market System or quoted on the NASDAQ Stock market, or quoted in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization at the time of the calculation of the Base Amount, then Caldera Systems shall receive one additional share of Ebiz common stock for each $1.25 of the Base Amount, not to exceed 4,000,000 shares of additional Ebiz common stock pursuant to this subsection (iii)(A).

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               (B)  If the Ebiz shares of common  stock are traded and quoted on any national securities exchange or quoted on NASDAQ's National Market or quoted on the NASDAQ Stock Market or quoted in a domestic over-the-counter market as reported by
                    the  National   Quotation  Bureau,   Inc.,  or  any  similar
                    successor organization, then the number of additional shares to be delivered to Caldera Systems of Ebiz common stock shall be determined as follows: First, the "fair market value" of the Ebiz common shares shall be determined. For purposes of this Agreement, "fair market value" means the five-day average of the following, as determined for each of the five business days immediately preceding the final determination of the Base Amount: (1) the closing sales price if such security is listed on a national securities exchange, or if not, (2) the closing sales price reported on The NASDAQ Stock Market National Market, or if there have been no sales on any such exchange or The NASDAQ Stock Market National Market on any day, then (3) the average of the highest bid and lowest asked prices at the end of such day, or, (4) if on any day such security is not so listed or reported, the average of the representative bid and ask prices quoted on The NASDAQ Stock Market as of 4:00 p.m., New York Time, on such day, or, (5) if on any day such security is not quoted on The NASDAQ Stock Market, the average of the highest bid and lowest ask prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Inc., or any similar successor organization; provided, that if such security is listed on a national securities exchange, the term "business days" as used in this sentence means business days on which such exchange is open for trading. Once the fair market value of the Ebiz common shares has been determined, such amount shall be discounted by 75% (the "Discounted Value"). One dollar and thirty-eight cents ($1.38) shall then be added to the Discounted Value and such amount shall be deemed to be the "Purchase Price Value" of a share of Ebiz common stock. However, in no event shall Purchase Price Value be less than $1.38 per share. For example, if by using the formula set forth above, the fair market value of the Ebiz common shares is $6.00, the Discounted Value of such shares shall be deemed to be $1.50 and the Purchase Price Value shall be deemed to be $2.88 per share. Upon determining the Purchase Price Value, the Base Amount shall be divided by the Purchase Price Value and Caldera Systems shall receive an additional number of Ebiz common shares equal to the Base Amount divided by the Purchase Price Value, rounded to the nearest whole share; up to a maximum of 4,000,000 additional shares of Ebiz common stock pursuant to the terms of this subsection (iii)(B).

1.2 CALDERA SYSTEMS PURCHASE OF EBIZ COMMON SHARES. Pursuant to the terms of this Agreement, Caldera Systems hereby agrees to purchase 3,000,000 shares of the common stock of Ebiz for a cash purchase price of $1.00 per share. Such shares shall be purchased pursuant to the terms and conditions set forth in this Agreement. At the Closing, Caldera Systems shall deliver to a bank account (the "Restricted Account") by wire transfer the amount of $3,000,000. Such $3,000,000 shall be used solely for the purpose of developing and implementing an ELM Business in Ebiz and it shall be used for no other purpose. The terms and conditions of such use are as set forth on the Use Restriction Agreement attached hereto as Exhibit C and incorporated herein by this reference. At the Closing, Ebiz shall deliver 3,000,000 shares of its common stock to Caldera Systems in exchange for the $3,000,000 payment by Caldera Systems to the Restricted Account.

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1.3  ADDITIONAL AGREEMENTS REGARDING PURCHASE AND SALE.

     (A) As further consideration for the purchase by Ebiz of the ELM Assets from Caldera Systems, Caldera Systems agrees to assist Ebiz in hiring certain of Caldera Systems' employees which have been engaged in the development of the ELM concept and Caldera Systems agrees to use reasonable efforts to make such employees available to Ebiz for hiring by Ebiz for the continued development and implementation of the ELM concept. Caldera Systems makes no representations or warranties regarding the availability of such employees or their willingness to become employees of Ebiz.

     (B) Ebiz agrees to enter into an Investor Rights Agreement (providing for registration rights, rights of first refusal on future equity offerings of Ebiz, certain information rights and the right to convert Caldera Systems' common into preferred stock if Ebiz issues preferred to any party after the date of this Agreement) in substantially the form of the Investor Rights Agreement attached hereto as Exhibit D and incorporated herein by this reference.

     (C) Ebiz, Caldera Systems and certain key shareholders of Ebiz shall enter into a shareholders agreement (providing for the election of Caldera Systems' representatives to the board of directors), such Shareholders Agreement to be in substantially the form attached hereto as Exhibit E, and incorporated herein by this reference.

     (D) Caldera Systems is hereby granted, on a nonexclusive basis, a license to use, develop, sell and sublicense, the Oracle based database system (the "Oracle Database") that the ELM Employees participated in designing and creating on behalf of Caldera Systems prior to the Closing which Oracle Database is designed to retain customer, accounting, inventory, website, sales and other information and which Oracle Database Ebiz, through its ELM development activities, will continue to develop and complete as part of its ELM development efforts. For purposes of this Subsection (D), the "Oracle Database" shall mean the structure and design of such database system only, and shall not include any data that is entered into the Oracle Database by or on behalf of Ebiz for storage, management or processing. Ebiz will deliver to Caldera Systems in electronic and hard copy format a copy of the Oracle Database and all software comprising a part thereof and all embodiments of the Oracle Database as Caldera Systems shall reasonably request. Caldera Systems' rights to the Oracle Database shall be to the Oracle Database as it exists through the completion of the expenditure of the $3,000,000 contained in the Restricted Account. Caldera Systems shall have no rights to changes or developments with respect to the Oracle Database occurring after the completion of the expenditure of such $3,000,000.

     (E) As additional consideration for Caldera Systems' investment in Ebiz, Ebiz hereby agrees that in all future campaigns, outsourcing relationships or other business relationships between Ebiz and Caldera Systems, Ebiz will: (i) in all situations involving the sale or providing of Ebiz products or services to any of its customers, grant to Caldera Systems business terms for such products or services equivalent the most favorable terms upon which Ebiz provides such products or services to any of such customers; and (ii) in connection with any business transaction in which Ebiz is selecting a person or entity to provide goods or services to it, Ebiz shall, to the extent such good or service is offered to such customers by Caldera Systems, consider, in good faith, retaining Caldera Systems to provide the same; provided, however, Ebiz may determine, in its sole discretion to obtain such good or service from a party other than Caldera System on any basis, including, without limitation, price, quality, experience, timeliness etc., that Ebiz, in its sole discretion, considers relevant to its decision. The foregoing provisions of Section 1.3 shall terminate at the time when Caldera shall cease to own at least 25% of the Ebiz common stock issued to it pursuant to this Agreement.

     (F) Ebiz further agrees that all Caldera Confidential Information (as defined below) delivered by Caldera Systems to Ebiz in connection with any

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program,  activity,  campaign or business  transaction  between Ebiz and Caldera shall be kept confidential by Ebiz and shall not be used by Ebiz for any purpose other than the business transactions between Ebiz and Caldera. Ebiz agrees to
use  all  commercially   reasonable   efforts  to  safeguard  and  maintain  the
confidentiality of Caldera Confidential Information and not to use such information for any other purpose than to complete the business transaction with
Caldera  Systems.  For  purposes  of  this  Agreement,   "Caldera   Confidential
Information" shall mean all information that is delivered by Caldera Systems to Ebiz that is expressly marked or identified as "confidential"; provided, however, "Caldera Confidential Information" shall not include any information that (i) is in Ebiz's possession at the time of disclosure; (ii) either before or after it has been disclosed to Ebiz, is part of the public knowledge or literature, not as a result of any action or inaction of Ebiz; (iii) is of a type or nature that could not be claimed by Caldera Systems as being proprietary or confidential; (iv) is approved for release by written authorization of Caldera Systems; or (v) is required to be disclosed by Ebiz pursuant to subpoena or any applicable law or governmental order.

1.4  CLOSING.

     The closing of the purchase and sale of the ELM Assets and the Ebiz Shares contemplated by Sections 1.1, 1.2 and 1.3 above (the "Closing") shall take place at 10:00 a.m. on the date hereof, or at such other time and date as the parties hereto mutually agree (the "Closing Date").

SECTION 2. REPRESENTATIONS AND WARRANTIES OF CALDERA SYSTEMS RE: ELM ASSETS

     In order to induce Ebiz to enter into this Agreement, Caldera Systems represents and warrants to Ebiz the following, except as set forth on a Schedule of Exceptions furnished by Caldera Systems to Ebiz (the "Caldera Schedule of Exceptions"), specifically identifying the relevant subparagraphs(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

2.1  ORGANIZATION AND CORPORATE POWER.

     Caldera Systems is a corporation duly organized and validly existing under the laws of the State of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a material adverse effect on its assets, liabilities, financial condition, business, or results of operations (a "Material Adverse Effect"). Caldera Systems has all required corporate power and corporate authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the sale of the ELM Assets and the purchase of the Ebiz common shares.

2.2  AUTHORIZATION AND NON-CONTRAVENTION.

     The execution, delivery and performance by Caldera Systems of this Agreement and each other agreement, document and instrument to be executed and delivered by Caldera Systems pursuant to or as contemplated by this Agreement, including, without limitation, the sale of the ELM Assets and the purchase of the Ebiz Shares, have been duly authorized, by all necessary corporate action on behalf of Caldera Systems. This Agreement and each such other agreement, document, and instrument, when executed and delivered, will constitute valid and binding obligations of Caldera Systems, enforceable in accordance with their respective terms, except as may be limited by applicable law and public policy and subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors= rights generally and (ii) general principles of equity and/or laws relating to the availability of specific performance, injunctive relief or other equitable remedies, whether such enforceability is considered in a proceeding in equity or

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at law. The execution and delivery by Caldera Systems of this Agreement and each other agreement, document and instrument to be executed and delivered by Caldera Systems pursuant hereto or as contemplated hereby and the performance by Caldera Systems of the transactions contemplated hereby and thereby, including, without limitation, the sale of the ELM Assets and the purchase of the Ebiz Shares, do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any material contract, mortgage, indenture, contract, instrument or obligation to which Caldera Systems is a party or by which it or its assets are bound, or any provision of the Caldera Systems' Articles of Incorporation or Caldera Systems' Bylaws, or cause the creation of any material lien, charge or encumbrance upon any of the ELM Assets; (B) violate or result in a violation of, or constitute a default under, any provision of any material law, regulation or rule, or any judgment, order, writ, decree or statute of, or any restriction imposed by, any court or governmental agency applicable to Caldera Systems; (C) require from Caldera Systems any notice to, declaration or filing with, or consent or approval of any governmental authority or third party other than such filings as have been made or consents which have been obtained prior to the Closing; or (D) accelerate any obligation under, or give rise to a right of termination, suspension, revocation or impairment of, any material agreement, permit, license or authorization applicable to any of Caldera Systems= operations, assets or properties, or by which Caldera Systems is bound.

2.3  PERMITS.

     Caldera Systems has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Affect the business, properties, prospects or financial condition of Caldera Systems. Caldera Systems is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.4  LITIGATION.

     There is no action, suit, proceeding or investigation pending or, to the best of Caldera Systems' knowledge, currently threatened against Caldera Systems that questions the validity of this Agreement, or the right of Caldera Systems to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects, or financial condition of Caldera Systems, or in any material impact on the ELM Assets.

2.5  TITLE TO PROPERTY AND ASSETS; LEASES.

     Caldera Systems has good and marketable title to the ELM Assets free and clear of all mortgages, liens, claims and encumbrances and upon consummation of the transactions contemplated hereby, Ebiz will acquire the ELM Assets free of any liens, encumbrances or third-party rights, subject to the qualifications set forth in Section 2.6 hereof.

2.6  INTELLECTUAL PROPERTY.

     To the best of Caldera Systems' knowledge, the ELM Assets have not infringed and do not infringe the copyrights of any third party. To the best of Caldera Systems' knowledge, Caldera Systems has not misappropriated and is not misappropriating any trade secrets or proprietary confidential information of any third party with respect to the ELM Assets, and the ELM Assets do not include or embody any trade secret or proprietary confidential information misappropriated by Caldera Systems from any third party. To the best of Caldera Systems' knowledge, the ELM Assets have not infringed and do not infringe any patents, trademarks, service marks, or trade names of any third party. Each item of Intellectual Property constituting part of the ELM Assets owned by or licensed to Caldera Systems immediately prior to the Closing hereunder will be

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owned by or  licensed  by Ebiz on  identical  terms and  conditions  immediately subsequent to the Closing hereunder (i.e., identical to any applicable terms and conditions immediately prior to the Closing).

               (i) To the best of Caldera Systems' knowledge, none of Caldera Systems and its directors and officers (and employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation, or violation by Caldera Systems of Intellectual Property related to the ELM Assets (including any claim that Caldera Systems must license or refrain from using any ELM Asset). Exhibit A sets forth a description of each item of Intellectual Property constituting part of the ELM Assets. To the best of Caldera Systems' knowledge and the knowledge of directors and officers (and employees with responsibility for Intellectual Property matters) of Caldera Systems, no third party has infringed, misappropriated, or otherwise violated any ELM Intellectual Property rights of Caldera Systems.

               (ii) Exhibit A identifies (a) each patent which has been issued or assigned to Caldera Systems related to the ELM Assets, (b) each pending patent application which has been filed by or for Caldera Systems related to the ELM Assets, (c) each trademark or service mark registration issued or assigned to Caldera Systems related to the ELM Assets, (d) each pending trademark or service mark application which has been filed by or for Caldera Systems related to the ELM Assets,
          (e) each copyright registration issued or assigned to Caldera Systems related to the ELM Assets, (f) each pending copyright application which has been filed by or for Caldera Systems related to the ELM Assets, and (g) each license which Caldera Systems has granted to any third party with respect to any of Caldera Systems' ELM Intellectual Property. Caldera Systems will deliver to Ebiz correct and complete copies of all such patents, registrations, applications, and licenses (as amended to date). Exhibit A also identifies each trade name and each unregistered trademark or service mark owned or claimed by Caldera Systems in connection with the ELM Assets. With respect to each patent, application, and registration (each an "IP item") identified on Exhibit A:

                    (A) Caldera Systems possess all right,  title,  and interest in and to the IP item, free and clear of any mortgage, lien, claim, license, or other encumbrance;

                    (B) to the best of Caldera Systems'  knowledge,  the IP item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (C) to the best of Caldera  Systems'  knowledge,  no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the best of Caldera Systems' knowledge, and the knowledge of the directors and officers (and employees with responsibility for Intellectual Property matters) of Caldera Systems is threatened which challenges the legality, validity, enforceability, use, or ownership of the IP item; and

                    (D) Caldera Systems has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the IP item.

               (iii) Exhibit A identifies each item of Intellectual Property that any third party owns and licenses to Caldera Systems, excluding licenses to commercially available software products (e.g., Windows, Microsoft Office, etc.) used by Caldera Systems as an end user and which is used in connection with the ELM Assets. Caldera Systems will deliver to Ebiz at the Closing correct and complete copies of all agreements applicable to such licenses (as amended to date). The term "license" is intended to include "sublicense." With respect to each such license and agreement required to be identified on Exhibit A, to the best of Caldera Systems' knowledge;

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                    (A) each  such  license  and  agreement  are  legal,  valid, binding, enforceable, and in full force and effect;

                    (B) the license  and  agreement  will  continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms on the day immediately following the Closing;

                    (C) no party to such  license or  agreement  is in breach or default, and to the knowledge of Caldera Systems, no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (D) no party to such license or agreement has repudiated any provision thereof;

                    (E) such license or agreement is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

                    (F) no action,  suit,  proceeding,  hearing,  investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of such license or agreement; and

                    (G) no consent to the assignment of any of the ELM Assets is required.

               (iv)  To  the  best  of  Caldera  Systems'  knowledge  and to the knowledge of the directors and officers (and employees with responsibility for Intellectual Property matters) of Caldera Systems, neither Ebiz nor Caldera Systems will infringe, misappropriate, or otherwise violate any Intellectual Property rights of third parties as a result of the continued operation by Ebiz of the ELM Operations contemplated by Exhibit B.

2.7  MANUFACTURING AND MARKETING RIGHTS.

     Except as set forth on the Caldera Systems Schedule of Exceptions, Caldera Systems has not granted rights to manufacture, produce, assemble, license, market or sell any products or rights related to the ELM Business to any other person and is not bound by any agreement that affects Caldera Systems' right to develop, manufacture, assemble, distribute, market or sell products or services in its ELM Business.

2.8  EMPLOYEES; EMPLOYEE COMPENSATION.

     To the best of Caldera Systems' knowledge, the relationships between Caldera Systems and the employees who are being made available to be hired by Ebiz (the "ELM Employees") are good and no labor dispute or claims are pending or threatened. None of the ELM Employees belong to any union or collective bargaining unit. Caldera Systems has complied in all material respects with all applicable state and federal laws related to employment of the ELM Employees. To the best of Caldera Systems' knowledge, none of the ELM Employees is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with Caldera Systems, or any other party because of the nature of the business conducted or presently proposed to be conducted by Caldera Systems or to the use by such employee of his or her best efforts with respect to such business. Subject to general principles related to wrongful termination of employees, the employment of each ELM Employee is terminable at the will of Caldera Systems. Attached as Exhibit E is a list of each of the ELM Employees and their current compensation.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF EBIZ

     In order to induce Caldera Systems to enter into this Agreement, Ebiz represents and warrants to Caldera Systems the following, except as set forth on a Schedule of Exceptions furnished by Ebiz to Caldera Systems (the "Ebiz Schedule of Exceptions"), specifically identifying the relevant subparagraph(s) hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

3.1  ORGANIZATION AND CORPORATE POWER.

     Ebiz is a corporation duly organized and validly existing under the laws of the State of Nevada and is qualified to own and operate its properties and assets, to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. Each Subsidiary of Ebiz is a corporation duly organized and validly existing under its state of incorporation and is qualified to own and operate its properties and assets, to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect. Each of Ebiz and its Subsidiaries has all required corporate power and corporate authority to carry on its business as presently conducted, to enter into and perform this Agreement and the agreements contemplated hereby to which it is a party and to carry out the transactions contemplated hereby and thereby, including the issuance of the Ebiz common shares to be issued to Caldera Systems hereunder (the "Ebiz Shares"). Ebiz is not in violation of any term of its Articles of Incorporation, as amended as of the date hereof (the "Ebiz Articles of Incorporation"), or Bylaws, as amended as of the date hereof (the "Ebiz Bylaws"), the effect of which would be to have a Material Adverse Effect on Ebiz.

3.2  AUTHORIZATION AND NON-CONTRAVENTION.

     The execution, delivery and performance by Ebiz of this Agreement and each other agreement, document and instrument to be executed and delivered by Ebiz pursuant to or as contemplated by this Agreement, including, without limitation, the issuance and delivery of the Ebiz Shares, have been duly authorized, by all necessary corporate action on behalf of Ebiz. This Agreement and each such other agreement, document, and instrument, when executed and delivered, will constitute valid and binding obligations of Ebiz, enforceable in accordance with their respective terms, except as may be limited by applicable law and public policy and subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) general principles of equity and/or laws relating to the availability of specific performance, injunctive relief or other equitable remedies, whether such enforceability is considered in a proceeding in equity or at law. The execution and delivery by Ebiz of this Agreement and each other agreement, document and instrument to be executed and delivered by Ebiz pursuant hereto or as contemplated hereby and the performance by Ebiz of the transactions contemplated hereby and thereby, including, without limitation, the offer, sale, issuance and delivery of the Ebiz Shares, do not and will not: (A) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any material contract, mortgage, indenture, contract, instrument or obligation to which Ebiz or any of its Subsidiaries is a party or by which it or its assets are bound, or any provision of the Ebiz Articles of Incorporation or Ebiz Bylaws, or cause the creation of any material lien, charge or encumbrance upon any of the assets of Ebiz or any of its Subsidiaries; (B) to Ebiz's knowledge, violate or result in a violation of, or constitute a default under, any provision of any material law, regulation or rule, or any judgment, order, writ, decree or statute of, or any restriction imposed by, any court or governmental agency applicable to Ebiz or any of its Subsidiaries; (C) require from Ebiz any notice to, declaration or filing with, or consent or approval of any governmental authority or third party other than such filings as have been made prior to the Closing and/or as may be required to secure an exemption from qualification of the offer and sale of the Ebiz Shares under the Securities Act of 1933 (the "Securities Act"), and applicable state securities and blue sky laws; or (D) accelerate any obligation under, or give rise to a right of termination, suspension, revocation or impairment of, any material agreement, permit, license or authorization applicable to any of Ebiz's, or any of its Subsidiaries', business, operations, assets or properties, to which Ebiz, or any of its Subsidiaries, is a party or by which Ebiz is bound.

3.3  CAPITALIZATION.

     (A) For purposes of this Section 3.3, "Merger Agreement" shall mean that certain Agreement and Plan of Merger, including all appendices and exhibits thereto, dated August 7, 2000, by and between Ebiz, Linux Mall Acquisition, Inc. ("Merger Sub") and LinuxMall.com, Inc. ("LinuxMall"); "Merger" shall mean the contemplated merger between Merger Sub and LinuxMall described in the Merger Agreement; "Merger Consideration" shall mean all shares of common stock of Ebiz that Ebiz is required to issue pursuant to Section 1.3 of the Merger Agreement; and "Merger Related Shares" shall mean all shares of preferred or common stock of Ebiz, other than the Merger Consideration, that Ebiz is or may be obligated to issue pursuant to any agreement that, pursuant to the Merger Agreement, Ebiz is expressly required to enter into in connection with the closing of the Merger.

     (B) As of the Closing, without giving effect to the transactions contemplated hereby, the authorized capital stock of Ebiz consists of 70,000,000 shares of common stock of which 8,737,566 shares are issued and outstanding and 5,000,000 shares of preferred stock of which 7,590 shares are issued and outstanding. As of the Closing, other than the shares described in the preceding sentence, and currently outstanding options to purchase 1,152,000 shares of the common stock of Ebiz, warrants to purchase 382,513 shares of the common stock of Ebiz, debentures convertible into 3,496,647 shares of the common stock of Ebiz (based on an assumed price of $2.00 per share; the conversion rate with respect to these debentures is based upon the per share market price of Ebiz common stock at the time of conversion), the Merger Consideration and the Merger Related Shares, Ebiz has not issued any warrants, options, rights (including, without limitation, conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements or agreements of any kind for the purchase or acquisition from Ebiz, or any of its Subsidiaries, of any shares of its, or any of its Subsidiaries', capital stock or other securities, including, without limitation, any securities convertible into or exercisable or exchangeable for such shares or any warrants, options or other rights to acquire any such convertible securities. As of the Closing, and after giving effect to the transactions contemplated hereby, all of the outstanding shares of capital stock of Ebiz and each of its Subsidiaries will have been duly and validly authorized and issued, fully paid and nonassessable and not subject to any preemptive rights and will have been offered, issued, sold and delivered in compliance with applicable federal and state securities laws. Except as set forth in the Ebiz Articles of Incorporation, there are no preemptive rights, rights of first refusal, put or call rights or obligations or anti-dilution rights with respect to the issuance, sale or redemption of Ebiz's capital stock or other securities. Except for the Merger Agreement, Ebiz is not a party or subject to any agreement or understanding, and, to the best of Ebiz's knowledge, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director of Ebiz. Upon the Closing of the transactions contemplated hereby, the 4,000,000 shares of common stock of Ebiz to be owned by Caldera Systems represents not less than 21.70% of Ebiz's total capital stock on a fully diluted basis (after giving effect to all outstanding warrants and options and any unallocated stock option pool of 348,000 shares and after giving consideration to the conversion of any preferred stock or debentures into common stock of Ebiz).

     (C) If the Merger is consummated, giving effect to the issuance of the Merger Consideration and the 4,000,000 shares of common stock of Ebiz to be issued to Caldera Systems in connection with the Closing, but not giving effect to any other shares of common or preferred stock of Ebiz that may be authorized or issued after the Closing and assuming that none of the LinuxMall shareholders exercise their dissenter's rights in connection with the Merger, the authorized capital stock of Ebiz will consist of 70,000,000 shares of common stock of which 21,499,716 shares will be issued and outstanding and 5,000,000 shares of preferred stock of which no shares will be issued and outstanding.

3.4  VALID ISSUANCE OF EBIZ SHARES.

     The Ebiz Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws.

3.5  SUBSIDIARIES.

     Except as set forth in the Ebiz Schedule of Exceptions, Ebiz does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, association or other business entity. Ebiz is not a participant in any joint venture, partnership or similar arrangement.

3.6  CONTRACTS AND OTHER COMMITMENTS.

     Neither Ebiz nor any of its Subsidiaries has and/or is bound by any contract, agreement, lease, commitment, or proposed transaction, judgment, order, writ or decree, written or oral, absolute or contingent, other than contracts entered into in the ordinary course of business. For the purpose of this paragraph, employment and consulting contracts and license agreements and any other agreements relating to Ebiz's or any of its Subsidiary's acquisition or disposition of Intellectual Property (other than standard end-user license agreements) shall not be considered to be contracts entered into in the ordinary course of business.

3.7  RELATED-PARTY TRANSACTIONS.

     No employee, officer, stockholder or director of Ebiz or any of its Subsidiaries or member of his or her immediate family is indebted to Ebiz, nor is Ebiz or any Subsidiary indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of Ebiz or such Subsidiary, and (iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of Ebiz or such Subsidiary). To the best of Ebiz's or such Subsidiary's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which Ebiz or such Subsidiary is affiliated or with which Ebiz or such Subsidiary has a business relationship, or any firm or corporation that competes with Ebiz or such Subsidiary, except that employees, stockholders, officers or directors of Ebiz or such Subsidiary and members of their immediate families may own stock in publicly-traded companies that may compete with Ebiz or such Subsidiary. To the best of Ebiz's or such Subsidiary's knowledge, no officer, director or stockholder or any member of their immediate families is, directly or indirectly, interested in any material contract with Ebiz or such Subsidiary (other than such contracts as relate to any such person's ownership of capital stock or other securities of Ebiz or such Subsidiary).

3.8  REGISTRATION RIGHTS.

     Except as set forth in the Caldera Systems Investor Rights Agreement, Ebiz is presently not under any obligation and has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

3.9  PERMITS.

     Each of Ebiz and its Subsidiaries has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of Ebiz or any such Subsidiary, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as presently planned to be conducted. Neither Ebiz nor any Subsidiary is in default in any material respect under any of such franchises, permits, licenses or other similar authority.

3.10 LITIGATION.

     There is no action, suit, proceeding or investigation pending or, to the best of Ebiz's or any of its Subsidiary's knowledge, currently threatened against Ebiz or any of its Subsidiaries that questions the validity of this Agreement, or the right of Ebiz to enter into this Agreement, or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in any material adverse change in the assets, business, properties, prospects, or financial condition of Ebiz or any of its Subsidiaries, or in any material change in the current equity ownership of Ebiz or any of its Subsidiaries.

3.11 RETURNS AND COMPLAINTS.

     Neither Ebiz nor any of its Subsidiaries has received any customer complaints concerning alleged defects in its products (or the design thereof) that, if true, would materially adversely affect the operations or financial condition of Ebiz or any of its Subsidiaries.

3.12 DISCLOSURE.

     Ebiz has provided Caldera Systems with all the information reasonably available to it without undue expense that Caldera Systems has requested in writing for deciding whether to purchase the Ebiz Shares and all information that Ebiz believes is reasonably necessary to enable Caldera Systems to make an informed investment decision. The foregoing representation is limited to specific information regarding Ebiz and is not intended to extend to such matters as general economic conditions or industry-wide type risks.

3.13 OFFERING.

     Subject, in part, to the truth and accuracy of Caldera Systems' representations set forth in this Agreement, the offer, sale and issuance of the Ebiz Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither Ebiz, any of its Subsidiaries, nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

3.14 TITLE TO PROPERTY AND ASSETS; LEASES.

     Except (i) as reflected in the Ebiz Financial Statements (defined in paragraph 3.15), (ii) for liens for current taxes not yet delinquent, (iii) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (iv) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation or (v) for minor defects in title, none of which, individually or in the aggregate, materially interferes with the use of such property, each of Ebiz and its Subsidiaries has good and marketable title to its property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets it leases, each of Ebiz and its Subsidiaries is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (i)-(v) above.

3.15 FINANCIAL STATEMENTS.

     Ebiz has delivered to Caldera Systems its unaudited financial statements (balance sheet and profit and loss statement, statement of stockholders' equity and statement of cash flows, including notes thereto) at June 30, 2000 and for the fiscal year then ended (the "Ebiz Financial Statements"). The Ebiz Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Ebiz Financial Statements fairly present the financial condition and operating results of Ebiz as of the dates, and for the periods, indicated therein. Except as set forth in the Ebiz Financial Statements, neither Ebiz nor any of its Subsidiaries has any material liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to June 30, 2000 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Ebiz Financial Statements, which in both cases, individually or in the aggregate, are not material to the financial condition or operating results of Ebiz or any of its Subsidiaries. Except as disclosed in the Ebiz Financial Statements, neither Ebiz nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. Ebiz and each of its Subsidiaries maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

3.16 CHANGES.

     Since June 30, 2000 there has not been any event or condition of any type that has materially and adversely affected the business, properties or financial condition of Ebiz or any of its Subsidiaries.

3.17 INTELLECTUAL PROPERTY.

     To the best of Ebiz's and its Subsidiaries' knowledge, Ebiz, its Subsidiaries and their products have not infringed and do not infringe the copyrights of any third party. To the best of Ebiz's and its Subsidiaries' knowledge, neither Ebiz nor its Subsidiaries has misappropriated or is misappropriating any trade secrets or proprietary confidential information of any third party, and the products of Ebiz and its Subsidiaries do not include or embody any trade secret or proprietary confidential information misappropriated by Ebiz or its Subsidiaries from any third party. To the best of Ebiz's and its Subsidiaries' knowledge, each of Ebiz and its Subsidiaries and their respective products have not infringed and do not infringe any patents, trademarks, service marks, or trade names of any third party. Each item of Intellectual Property owned by or licensed to Ebiz and its Subsidiaries immediately prior to the Closing hereunder will be owned by or licensed to Ebiz and the Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder (i.e., identical to any applicable terms and conditions immediately prior to the Closing).

               (i) To the best of Ebiz's and its Subsidiaries'  knowledge,  none of Ebiz or its Subsidiaries or their directors and officers (and employees with responsibility for Intellectual Property matters) has ever received any charge, complaint, claim, demand, or notice alleging any such infringement, misappropriation, or violation by Ebiz or its Subsidiaries of Intellectual Property (including any claim that Ebiz and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the best of Ebiz's and its Subsidiaries' knowledge and the knowledge of directors and officers (and employees with responsibility for Intellectual
          Property matters) of Ebiz and its Subsidiaries, no third party has infringed, misappropriated, or otherwise violated any Intellectual Property rights of Ebiz and its Subsidiaries.

               (ii) The Ebiz Schedule of Exceptions identifies (a) each patent which has been issued or assigned to Ebiz or any of its Subsidiaries,
          (b) each pending patent application which has been filed by or for Ebiz or any of its Subsidiaries, (c) each trademark or service mark registration issued or assigned to Ebiz or any of its Subsidiaries,
          (d) each pending trademark or service mark application which has been filed by or for Ebiz or any its Subsidiaries, (e) each copyright registration issued or assigned to Ebiz or any of its Subsidiaries,
          (f) each pending copyright application which has been filed by or for Ebiz or any of its Subsidiaries, and (g) each license which Ebiz and its Subsidiaries has granted to any third party with respect to any of Ebiz's Intellectual Property excluding licenses to end users of Company products granted in the ordinary course of business. Ebiz has delivered to Caldera Systems correct and complete copies of all such patents, registrations, applications, and licenses (as amended to date). The Ebiz Schedule of Exceptions also identifies each trade name and each unregistered trademark or service mark owned or claimed by any of Ebiz and its Subsidiaries in connection with any of their businesses. With respect to each IP item identified in the Ebiz Schedule of Exceptions:

                    (A) Ebiz and its Subsidiaries  possess all right, title, and interest in and to the IP item, free and clear of any mortgage, lien, claim, license, or other encumbrance;

                    (B) to the best of Ebiz's and its  Subsidiaries'  knowledge, the IP item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (C) to the best of Ebiz's or its Subsidiaries' knowledge, no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the best of Ebiz's or its Subsidiaries' knowledge, and the knowledge of the directors and officers (and employees with responsibility for Intellectual Property matters) of Ebiz and its Subsidiaries, is threatened which challenges the legality, validity, enforceability, use, or ownership of the IP item; and

                    (D) none of Ebiz and its  Subsidiaries  has ever  agreed  to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the IP item.

               (iii) The Ebiz Schedule of Exceptions identifies each item of Intellectual Property that any third party owns and licenses to any of Ebiz and its Subsidiaries, excluding licenses to commercially available software products (e.g., Windows, Microsoft Office, etc.) used by any of Ebiz and its Subsidiaries as an end user. The term "license" is intended to include "sublicense." With respect to each such license and agreement required to be identified in the Ebiz Schedule of Exceptions, to the best of Ebiz's or its Subsidiaries' knowledge;

                    (A) such license and  agreement are legal,  valid,  binding, enforceable, and in full force and effect;

                    (B) such license and  agreement  will  continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms on the day immediately following the Closing;

                    (C) no party to such  license or  agreement  is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (D) no party to such license or agreement has repudiated any provision thereof;

                    (E) such license or agreement is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

                    (F) no action,  suit,  proceeding,  hearing,  investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, or enforceability of the license or agreement.

               (iv) To the best of Ebiz's and its Subsidiaries' knowledge and to the knowledge of the directors and officers (and employees with responsibility for Intellectual Property matters) of Ebiz and its Subsidiaries, neither Ebiz nor any of its Subsidiaries will infringe, misappropriate, or otherwise violate any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

3.18 MANUFACTURING AND MARKETING RIGHTS.

     Except as set forth on the Ebiz Schedule of Exceptions, neither Ebiz nor any of its Subsidiaries has granted rights to manufacture, produce, assemble, license, market or sell its products to any other person and is not bound by any agreement that affects Ebiz's or such Subsidiary's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

3.19 EMPLOYEES; EMPLOYEE COMPENSATION.

     To the best of Ebiz's and its Subsidiary's knowledge, the relationships between Ebiz and its Subsidiaries and their respective employees are good and no labor dispute or claims are pending or threatened. None of Ebiz's or any of its Subsidiary's employees belongs to any union or collective bargaining unit. To the best of Ebiz's and its Subsidiaries' knowledge, Ebiz and each of its Subsidiaries has complied in all material respects with all applicable state and federal laws related to employment. To the best of Ebiz's and it Subsidiary's knowledge, no employee of Ebiz or any such Subsidiary is or will be in violation of any judgment, decree or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with Ebiz, any of its Subsidiaries, or any other party because of the nature of the business conducted or presently proposed to be conducted by Ebiz or any of its Subsidiaries or to the use by the employee of his or her best efforts with respect to such business. Neither Ebiz nor any of its Subsidiaries is aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with Ebiz or any of its Subsidiaries, nor does Ebiz or any of its Subsidiaries have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of Ebiz and each of its Subsidiaries is terminable at the will of Ebiz or such Subsidiary, as applicable.

3.20 TAX RETURNS, PAYMENTS, AND ELECTIONS.

     Ebiz and each of its Subsidiaries has timely filed all tax returns and reports (federal, state and local) as required by law. These returns and reports are true and correct in all material respects. Ebiz and each of its Subsidiaries has paid all taxes and other assessments due, except those contested by it in good faith. Neither Ebiz nor any of its Subsidiaries has elected pursuant to the Code, to be treated as an S corporation or a collapsible corporation pursuant to
Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the business, properties, prospects or financial condition of Ebiz or any of its Subsidiaries. Neither Ebiz nor any of its Subsidiaries has ever had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of Ebiz's or any Subsidiary's income tax returns (federal or otherwise) and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Ebiz and each of its Subsidiaries has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. Ebiz and each of its Subsidiaries has withheld or collected from each payment made to each of its employees, the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

3.21 ENVIRONMENTAL AND SAFETY LAWS.

     Neither Ebiz nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety except to the extent that the effect of which would not have a Material Adverse Effect on Ebiz, and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

SECTION 4. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF CALDERA SYSTEMS

     (A) Caldera Systems represents to Ebiz that (i) it has such knowledge and experience in financial and business matters and in private placement transactions of securities of companies in a similar stage of development as Ebiz that it is capable of evaluating the merits and risks of the investment contemplated by such purchasing party under this Agreement and making an informed investment decision with respect thereto, (ii) it is able to bear the economic risk of such investment and can afford to sustain a substantial loss on such investment, (iii) it is an "accredited investor" as such term is defined in Rule 501 under the Securities Act, (iv) it is purchasing the securities purchased by it hereunder for its own account, for investment only and not with a view to, or any present intention of, effecting a resale or distribution of or selling or granting any participation in such securities or any part thereof,
(v) it realizes that the basis for any exemption pursuant to which the securities such party is purchasing hereunder have been issued may not be present if, notwithstanding the representations made by such party hereunder, such party has in mind merely acquiring the securities is purchasing hereunder for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise and (vi) it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to such securities. Caldera Systems acknowledges that the securities purchased by it hereunder have not been registered under the Securities Act or the securities laws of any state or other jurisdiction in reliance on an exemption from registration thereunder and reliance on such exemption by the issuer of such securities is predicated on the representations and warranties set forth in this Agreement. Furthermore, Caldera Systems acknowledges that such securities cannot be disposed of unless they are subsequently registered under the Securities Act and any applicable state laws or an exemption from such registration is available.

     (B) Caldera Systems understands that the securities have not been registered under the Securities Act. In particular, Caldera Systems is aware that the securities purchased by it hereunder may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

     (C) Caldera Systems represents that it has had an opportunity to ask questions and receive answers from Ebiz regarding the terms and conditions of the offering of such securities and the business, properties, prospects and financial condition of Ebiz and to obtain additional information (to the extent Ebiz possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Caldera Systems or to which Caldera Systems had access. The foregoing, however, does not limit or modify the representations and warranties of Ebiz in Section 3 of this Agreement or the right of Caldera Systems to rely thereon.

SECTION 5. CLOSING

     5.1 CLOSING. Upon the execution of this Agreement, a Closing shall be held. At the Closing, the following shall occur:

          (a) DELIVERIES BY CALDERA SYSTEMS. At the Closing, Caldera Systems shall deliver to Ebiz the following:

              (i) An assignment or other instrument of transfer assigning to Ebiz all of Caldera Systems' right, title and interest in and to the ELM Assets;

              (ii)  $3,000,000 by wire transfer to the Restricted Account;

              (iii) An executed copy of the Use Restriction Agreement;

              (iv)  An executed copy of the Investor Rights Agreement;

              (v)   An executed copy of the Shareholders Agreement;

              (vi) An Assignment and Bill of Sale transferring the ELM Assets to Ebiz; and

              (vii) Such other  documents and  instruments as Ebiz shall, in its reasonable discretion, require to close and consummate the transactions contemplated hereby; such documents to be in form and substance reasonably satisfactory to Caldera Systems.

          (b) DELIVERIES BY EBIZ. At the Closing, Ebiz shall deliver to Caldera Systems the following:

              (i) A copy of instructions sent to Ebiz's Transfer Agent instructing the Transfer Agent to deliver to Caldera Systems share certificates for 4,000,000 shares of the common stock of Ebiz. Ebiz covenants and agrees that such share certificates will be delivered to Caldera Systems within seven (7) days of the Closing;

              (ii)  An executed copy of the Use Restriction Agreement;

              (iii) An executed copy of the Investor Rights Agreement;

              (iv) An executed copy of the Shareholders Agreement executed by Ebiz and the key shareholders of Ebiz who are required to execute such agreement; and

              (v) Such other documents and instruments as Caldera Systems shall, in its reasonable discretion, require to close and consummate the transactions contemplated hereby; such documents to be in form and substance reasonably satisfactory to Ebiz.

SECTION 6. POST CLOSING COVENANTS

6.1  DEVELOPMENT OF ELM BUSINESS.

     During the twelve month period following the Closing, Ebiz agrees to use its good faith and commercially-reasonable efforts to develop the ELM Business and to generate revenue from such business during the fifteen month period following the Closing.

6.2  LOCATION OF ELM BUSINESS.

     In order to facilitate the transition of the ELM Employees from Caldera Systems to Ebiz, Ebiz agrees that during the longer of: (i) the one year period of time following the Closing; or (ii) until all of the funds in the Restricted Account have been spent, Ebiz will conduct its ELM Business operations in the Utah County, Utah area during the period specified above and agrees not to require any ELM Employee to transfer out of such area as a condition of continuing employment.

6.3  NONCOMPETE.

     For a period of three (3) years following the date hereof, Caldera Systems shall not: (i) directly or indirectly compete with Ebiz or any of its successors or assigns, with respect to any aspect of the ELM Business; (ii) directly or indirectly engage in or conduct any business operations the same as or similar to the ELM Business or any material aspect thereof; or (iii) directly or indirectly assist any person or entity in connection with any activity or matter described in the immediately preceding clause (i) or (ii). Notwithstanding anything in this Section 6.3 to the contrary, Caldera Systems shall be entitled to make investments in any entity it chooses so long as in connection with such investment Caldera Systems does not actively assist such entity in competing with Ebiz in the ELM Business, and such investment shall not be deemed a violation of this Agreement unless Caldera Systems shall acquire a controlling interest in such entity. Nothing in this Section 6.3 shall be construed as permitting Caldera Systems to infringe upon or violate any intellectual property right of Ebiz at any time, whether prior to or after the expiration of such three (3) year period. Caldera Systems acknowledges and agrees that the terms of this Section 6.3 are reasonable as to duration and scope and that because of the intangible nature of most or all of the ELM Assets, Caldera Systems compliance with the provisions of this Section 6.3 is reasonably necessary to permit Ebiz to realize the benefits intended to be conferred upon it pursuant to this Agreement and by the ELM Assets. The parties understand and agree that money damages may not be a sufficient remedy for any breach of this Section 6.3 by Caldera Systems and that Ebiz shall be entitled to injunctive relief as a remedy for any such breach.

6.4  SHAREHOLDERS AGREEMENT.

     Within twenty-one (21) days of the Closing, or seven (7) days following the merger of Ebiz and LinuxMall.com, whichever shall be later, Ebiz shall obtain and deliver to Caldera Systems an amendment to the Shareholders Agreement whereby shareholders holding a majority of the Ebiz voting shares following the merger shall have agreed to be bound by the terms of the Shareholders Agreement.

SECTION 7. GENERAL

7.1  AMENDMENTS, WAIVERS AND CONSENTS.

     For the purposes of this Agreement and all agreements executed pursuant hereto, no course of dealing between or among any of the parties hereto and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof. No covenant or other provision hereof may be waived otherwise than by a written instrument signed by the party or parties so waiving such covenant or other provision. No amendment to this Agreement may be made without the written consent of all of the parties hereto.

7.2  LEGEND ON SECURITIES.

     The parties acknowledge and agree that the following legend shall be typed on each certificate evidencing any of the securities issued hereunder:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER THE ACT OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES AND BLUE SKY LAWS RELATING TO THE DISPOSITION OF SECURITIES, PROVIDED THAT AN OPINION OF COUNSEL TO SUCH EFFECT IS PROVIDED TO THE ISSUER OF SUCH SECURITIES, IN FORM SATISFACTORY TO SUCH ISSUER, IN CONNECTION THEREWITH.

7.3  GOVERNING LAW.

     This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of Utah, as applied to agreements among Utah residents entered into and to be performed entirely within Utah, without giving effect to conflict of laws principles thereof and each party hereby expressly submits themselves to the exclusive, personal jurisdiction of the courts situate in the State of Utah, with respect to any and all claims, demands and/or causes of action asserted or filed by any party in any way relating to, or arising out of, this Agreement or the subject matter hereof.

7.4  SECTION HEADINGS.

     The  descriptive   headings  in  this  Agreement  have  been  inserted  for
convenience only and shall not be deemed to limit or otherwise affect the construction or interpretation of any provision thereof or hereof.

7.5  COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document. This Agreement may be executed by facsimile signatures, each of which will be deemed an original.

7.6  ENTIRE AGREEMENT.

     This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

7.7  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

     The warranties, representations and covenants of Ebiz and Caldera Systems contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

7.8  SUCCESSORS AND ASSIGNS.

     Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including permitted transferees of any securities issued hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.9  NOTICES.

     Unless otherwise provided, all notices and other communications required or permitted under this Agreement shall be in writing and shall be mailed by United States first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or by a nationally recognized courier addressed to the party to be notified at the address or facsimile number indicated for such person at the address set forth below, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties hereto:

         If to Caldera Systems:        Caldera Systems, Inc.
                                       240 West Center Street
                                       Orem, Utah 84057
                                       Attention: President
                       with a copy to:

                                       Caldera Systems, Inc.
                                       240 West Center Street
                                       Orem, Utah 84057
                                       Attention: Richard Rife, General Counsel

         If to Ebiz:                   Ebiz Enterprises Inc.
                                       15695 North 83rd Way
                                       Scottsdale, AZ  85260
                                       Attn: Jeffrey I. Rassas
                                             David Shaw
                                       Fax: 480-778-1001

                       with copies to:

                                       Thomas J. Morgan
                                       Lewis and Roca LLP
                                       40 North Central Avenue
                                       Phoenix, Arizona 85004
                                       Fax: 602-734-3911

                                       David H. Little Holme
                                       Roberts & Owen, LLP 111
                                       East  Broadway, Suite 1100
                                       Salt Lake City, Utah 84111
                                       Fax: 801-521-9639

All such notices and other written communications shall be effective on the date of mailing, confirmed facsimile transfer or delivery.

7.10 ATTORNEYS' FEES.

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to be reimbursed by the non-prevailing party for reasonable attorneys' fees, costs and disbursements, in addition to any other relief to which such party may be entitled.

7.11 SEVERABILITY.

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

SECTION 8 DEFINITIONS

     For the purposes of this Agreement, each of the following terms shall have the meaning set forth opposite such term below:

     "ELM Business" means a web-based business to business (b2b) entity creating
revenue  through  information/knowledge   exchange,  product  sales  commission,
advertising, membership and channel development fees.

     "knowledge"  of a person  shall mean actual  knowledge of such person after
(i) with respect to representations, warranties and statements made by or with respect to Caldera Systems, inquiry of the officers and directors of Caldera Systems and those management-level employees of Caldera Systems who have responsibility for the area of inquiry and (ii) with respect to representations, warranties and statements made by or with respect to Ebiz inquiry of the officers and directors of Ebiz and those management-level employees of Ebiz who have responsibility for the area of inquiry.

     "Intellectual Property" shall mean (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

     "Subsidiary" shall mean any corporation with respect to which a specified party (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors. "Subsidiaries" shall mean, for purposes of this Agreement, each Subsidiary of a party, collectively and individually.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        Ebiz Enterprises Inc.
                                        a Nevada corporation


                                        By: /s/ Jeffrey I. Rassas
                                            ------------------------------------
                                        Its: Chief Executive Officer
                                             -----------------------------------


                                        Caldera Systems, Inc.,
                                        a Delaware corporation


                                        By: /s/ Ransom H. Love
                                            ------------------------------------
                                        Its: Chief Executive Officer
                                             -----------------------------------

                              SCHEDULE OF EXHIBITS

Exhibit A      Description of ELM Assets

Exhibit B      ELM Business Operations

Exhibit C      Use Restriction Agreement

Exhibit D      Investor Rights Agreement

Exhibit E      Shareholders Agreement

Exhibit F      List of ELM Employees and Compensation

                                    EXHIBIT A

                                   ELM ASSETS

         The Elm Assets consist of the following:

1. All of Caldera Systems' right, title and interest in the ideas and concepts which it has developed to the date of this Agreement which are part of the ELM Business concept which Caldera Systems is transferring to Ebiz pursuant to the Agreement.

2. All of the personal property described on Schedule I, attached hereto and made a part hereof.